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EXHIBIT 10.18

                          ASTORIA FINANCIAL CORPORATION
                              AMENDED AND RESTATED
                   EMPLOYMENT AGREEMENT WITH EXECUTIVE OFFICER


         This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 1, 2000 by and between ASTORIA FINANCIAL CORPORATION, a business corporation organized and operating under the laws of the State of Delaware and having an office at One Astoria Federal Plaza, Lake Success, New York 11042-1085 (the "Company"), and GEORGE L. ENGELKE, JR., an individual residing at 83 Chelsea Road, Garden City, New York 11530 (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive currently serves the Company in the capacity of Chairman, President and Chief Executive Officer and as Chairman, President and Chief Executive Officer of its wholly owned subsidiary, ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION (the "Association"); and

         WHEREAS, the Executive currently has an Employment Agreement with the Company dated January 1, 1996 which the Executive and the Company wish to amend and modify; and

         WHEREAS, the Company desires to assure for itself the continued availability of the Executive's services and the ability of the Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

         WHEREAS, the Executive is willing to continue to serve the Company on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Executive hereby amend and restate in its entirety the Employment Agreement by and between the Company and the Executive dated as of January 1, 1996 so as to provide as follows from and after the date hereof:

         Section 1.        Employment.

         The Company agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.




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         Section 2.    Employment Period; Remaining Unexpired Employment Period.

         (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this Section 2 (the "Employment Period"). The Employment Period shall be for an initial term of three years beginning on the date of this Agreement and ending on the day before the third anniversary date of this Agreement, plus such extensions, if any, as are provided by the Board of Directors of the Company (the "Board") pursuant to Section 2(b).

         (b) Beginning on the date of this Agreement, the Employment Period shall automatically be extended for one (1) additional day each day, unless either the Company or the Executive elects not to extend the Agreement further by giving written notice to the other party, in which case the Employment Period shall end on the day before the third anniversary of the date on which such written notice is given. For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on:

                  (i) if a notice of non-extension has been given in accordance with this Section 2(b), the day before the third anniversary of the date on which such notice is given; and

                  (ii) in all other cases, the day before the third anniversary of the date as of which the Remaining Unexpired Employment Period is being determined.

                  Upon termination of the Executive's employment with the Company for any reason whatsoever, any daily extensions provided pursuant to this Section 2(b), if not previously discontinued, shall automatically cease.

         (c) Nothing in this Agreement shall be deemed to prohibit the Company from terminating the Executive's employment at any time during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and the Executive in the event of any such termination shall be determined pursuant to this Agreement.

         Section 3.        Duties.

         The Executive shall serve as Chairman, President and Chief Executive Officer of the Company, having such power, authority and responsibility and performing such duties as are prescribed by or pursuant to the By-Laws of the Company and as are customarily associated with such position. The Executive shall devote his or her full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company, its affiliates and subsidiaries and shall use his


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or her best efforts to advance the interests of the Company.

         Section 4.        Cash Compensation.

         In consideration for the services to be rendered by the Executive hereunder, the Company shall pay to him or her a salary at an initial annual rate of EIGHT HUNDRED TEN THOUSAND DOLLARS ($810,000), payable in approximately equal installments in accordance with the Company's customary payroll practices for senior officers. At least annually during the Employment Period, the Board shall review the Executive's annual rate of salary and may, in its discretion, approve an increase therein. In no event shall the Executive's annual rate of salary under this Agreement in effect at a particular time be reduced without his or her prior written consent and any such reduction in the absence of such consent shall be a material breach of this Agreement. In addition to salary, the Executive may receive other cash compensation from the Company for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.

         Section 5.        Employee Benefit Plans and Programs.

         During the Employment Period, the Executive shall be treated as an employee of the Company and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's customary practices.

         Section 6.        Indemnification and Insurance.

         (a) During the Employment Period and for a period of six (6) years thereafter, the Company shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at the request of the Company. The coverage provided to the Executive pursuant to this Section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company.

         (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Company shall indemnify the Executive against, and hold him or her harmless from, any costs, liabilities, losses


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                  and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any subsidiary or affiliate thereof.

         Section 7.        Other Activities.

         (a) The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he or she may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his or her duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his or her duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company and generally applicable to all similarly situated executives.

         (b) The Executive may also serve as an officer or director of the Association on such terms and conditions as the Company and the Association may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive's performance of his or her duties hereunder or otherwise result in a material breach of this Agreement. If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Association, he or she shall (subject to the Company's powers of termination hereunder) continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Association in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

         Section 8.        Working Facilities and Expenses.

         The Executive's principal place of employment shall be at the Company's executive offices at the address first above written, or at such other location within Queens County or Nassau County, New York at which the Company shall maintain its principal executive offices, or at such other location as the Company and the Executive may mutually agree upon. The Company shall provide the Executive at his or her principal place of employment with a private office, secretarial services and other support services and facilities suitable to his or her position with the Company and necessary or appropriate in connection with the performance of his or her assigned duties under this Agreement. The Company shall provide to the Executive for his or her exclusive use an automobile owned or leased by the Company and appropriate to his or her position, to be used in the performance of his or her duties hereunder, including commuting to and from his or her personal residence. The Company shall reimburse the Executive for his or her ordinary and necessary business expenses, including, without limitation, all expenses associated with his or her business use


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of the aforementioned automobile, fees for memberships in such clubs and organizations as the Executive and the Company shall mutually agree are necessary and appropriate for business purposes, and his or her travel and entertainment expenses incurred in connection with the performance of his or her duties under this Agreement, in each case upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require.

         Section 9.        Termination of Employment with Severance Benefits.

         (a) The Executive shall be entitled to the severance benefits described herein in the event that his or her employment with the Company terminates during the Employment Period under any of the following circumstances:

                  (i) the Executive's voluntary resignation from employment with the Company within six (6) months following:

                           (A) the failure of the Board to appoint or re-appoint or elect or re-elect the Executive to the office of Chairman, President and Chief Executive Officer (or a more senior office) of the Company;

                           (B) if the Executive is or becomes a member of the Board, the failure of the stockholders of the Company to elect or re-elect the Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election;

                           (C) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Company of its material failure, whether by amendment of the Company's Certificate of Incorporation or By-laws, action of the Board or the Company's stockholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in Section 3 of this Agreement as of the date hereof, unless, during such thirty (30) day period, the Company cures such failure in a manner determined by the Executive, in his or her discretion, to be satisfactory;

                           (D) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Company of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation, any reduction of the Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse


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                                    effect on the aggregate value of his or her
                                    total compensation package), unless, during such thirty (30) day period, the Company cures such failure in a manner determined by the Executive, in his or her discretion, to be satisfactory; or

                           (E) the relocation of the Executive's principal place of employment, without his or her written consent, to a location outside of Nassau County and Queens County, New York;

                  (ii) the termination of the Executive's employment with the Company for any other reason not described in
                           Section 10(a).

                  In such event, the Company shall provide the benefits and pay to the Executive the amounts described in Section 9(b).

         (b) Upon the termination of the Executive's employment with the Company under circumstances described in Section 9(a) of this Agreement, the Company shall pay and provide to the Executive (or, in the event of the Executive's death following the Executive's termination of employment, to his or her estate):

                  (i) his or her earned but unpaid compensation (including, without limitation, all items which constitute wages under Section 190.1 of the New York Labor Law and the payment of which is not otherwise provided for under this Section 9(b)) as of the date of the termination of his or her employment with the Company, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in any event not later than thirty (30) days after termination of employment;

                  (ii) the benefits, if any, to which he or she is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company's officers and employees;

                  (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to Section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive, for the Remaining Unexpired Employment Period, coverage (including any co-payments and deductibles, but excluding any premium sharing arrangements, it being the intention of the parties to this Agreement that the premiums for such insurance benefits shall be the sole cost and expense of the Company) equivalent to the coverage to which he or she would have been entitled under such plans (as in effect on the date of his or her termination of employment, or, if his or her


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                           termination of employment occurs after a Change of
                           Control, on the date of such Change of Control, whichever benefits are greater), if he or she had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of salary or compensation, as applicable, achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company;

                  (iv) within thirty (30) days following the Executive's termination of employment with the Company, a lump sum payment in an amount representing an estimate of the salary that the Executive would have earned if he or she had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company (the "Salary Severance Payment"). The Salary Severance Payment shall be computed using the following formula:

                                    SSP       =      BS x NY

                           where:

                           "SSP" is the amount of the Salary Severance Payment, before the deduction of applicable federal, state and local withholding taxes;

                           "BS" is the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company;

                           "NY" is the Remaining Unexpired Employment Period expressed as a number of years (rounded, if such period is not a whole number, to the next highest whole number).

                           The Salary Severance Payment shall be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination.

                  (v) within thirty (30) days following the Executive's termination of employment with the Company, a lump sum payment (the "DB Severance Payment") in an amount equal to the excess, if any, of:

                           (A) the present value of the aggregate benefits to which he or she would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the


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                                    Company, if he or she were 100% vested
                                    thereunder and had continued working for the Company during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the most recent year recognized all amounts payable pursuant to Sections 9(b)(i), (iv),
                                    (vii), (viii) and (ix) of this Agreement;
                                    over

                           (B) the present value of the benefits to which he or she is actually entitled under such defined benefit pension plans as of the date of his or her termination;

                           The DB Severance Payment shall be computed using the following formula:

                                    DBSP       =     SEVLS - LS

                           where:

                           "DBSP" is the amount of the DB Severance Payment, before the deduction of applicable federal, state and local withholding taxes;

                           "SEVLS" is the sum of the present value of the defined benefit pension benefits that have been or would be accrued by the Executive under all qualified and non-qualified defined benefit pension plans of which the Company or any of its affiliates or subsidiaries are a sponsor and in which the Executive is or, but for the completion of any service requirement that would have been completed during the Remaining Unexpired Employment Period, would be a participant utilizing the following assumptions:

                                    (I)      the executive is 100% vested in the
                                             plans regardless of actual service,

                                    (II)     the benefit to be valued shall be a
                                             single life annuity with monthly
                                             payments due on the first day of
                                             each month and with a guaranteed
                                             payout of not less than 120 monthly
                                             payments,

                                    (III)    the calculation shall be made
                                             utilizing the same mortality table
                                             and interest rate as would be
                                             utilized by the plan on the date of
                                             termination as if the calculation
                                             were being made pursuant to Section
                                             417(e)(3)(A)(ii) of the Internal
                                             Revenue


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                                            Code, as amended, (the "Code");

                                    (IV)    for purpose of calculating the
                                            Executive's monthly or annual
                                            benefit under the defined benefit
                                            plans, additional service equal to
                                            the Remaining Unexpired Employment
                                            Period (rounded up to the next whole
                                            year if such period is not a whole
                                            number when expressed in years)
                                            shall be added to the Executive's
                                            actual service to calculate the
                                            amount of the benefit; and

                                    (V)     for purpose of calculating the
                                            Executive's monthly or annual
                                            benefit under the defined benefit
                                            plans, the following sums shall be
                                            added to the Executive's
                                            compensation recognized under such
                                            plans for the most recent year
                                            recognized:

                                            (1) payments made pursuant to
                                                Section 9(b)(i);

                                            (2) the Salary Severance Payment;

                                            (3) the Bonus Severance Payment;

                                            (4) the Option Surrender Payment;
                                                and

                                            (5) the RRP Surrender Payment.

                           "LS" is the sum of the present value of the defined benefit pension benefits that are vested benefits actually accrued by the Executive under all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Company or any of its affiliates or subsidiaries in which the Executive is or, but for the completion of any service requirement, would be a participant utilizing the following assumptions:

                                    (I)     the benefit to be valued shall be a
                                            single life annuity with monthly
                                            payments due on the first day of
                                            each month and with a guaranteed
                                            payout of not less than 120 monthly
                                            payments, and

                                    (II)    the calculation shall be made
                                            utilizing the same mortality table
                                            and interest rate as would be
                                            utilized by the plan on the date of
                                            termination as if the calculation
                                            were being made pursuant to Section
                                            417(e)(3)(A)(ii) of the Code;

                  (vi) within thirty (30) days following the Executive's termination of employment with the Company, a lump sum payment (the "Defined Contribution Severance Payment") equal to the sum of:

                           (A) an estimate of the additional employer contributions to which he or


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                                    she would have been entitled under any and
                                    all qualified and non-qualified defined
                                    contribution pension plans, excluding the employee stock ownership plans, maintained by, or covering employees of, the Company or any of its affiliates or subsidiaries as if he or she were 100% vested thereunder and had continued working for the Company during the Remaining Unexpired Employment Period (the "401K Severance Payment"); and

                           (B) an estimate of the value of the additional assets which would have been allocable to him or her through debt service or otherwise under any and all qualified and non-qualified employee stock ownership plans, maintained by, or covering employees of, the Company or any of its affiliates or subsidiaries as if he or she were 100% vested thereunder and had continued working for the Company during the Remaining Unexpired Employment Period, based on the fair market value of such assets at termination of employment (the "ESOP Severance Payment").

                           The Defined Contribution Severance Payment shall be calculated as follows:

                                    DCSP        =    401KSP  +  ESOPSP

                           where:

                           "DCSP" is the amount of the Defined Contribution Severance Payment, before the deduction of applicable federal, state and local withholding taxes;

                           "401KSP" is the amount of the 401K Severance Payment, before the deduction of applicable federal, state and local withholding taxes; and

                           "ESOPSP" is the amount of the ESOP Severance Payment, before the deduction of applicable federal, state and local withholding taxes.

                           The 401KSP shall be calculated as follows:

                                    401KSP  =        (401KC x NY) + UVB

                           where

                           "401KC" is the sum of the Company Contributions as defined in the Association's Incentive Savings Plan or, if made under another defined contribution pension plan other than an employee stock ownership plan, the comparable contribution made for the benefit of the Executive during the one


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                           year period which shall end on the date of his or her
                           termination of his or her employment with the Company;

                           "NY" is the Remaining Unexpired Employment Period expressed as a number of years (rounded, if such period is not a whole number, to the next highest whole number); and

                           "UVB" is the actual balance credited to the Executive's account under the applicable plan at the date of his or her termination of employment that is not vested and does not become vested as a consequence of such termination of employment.

                           The ESOPSP shall be calculated as follows:

                             ESOPSP  =        (((ALL x FMV) + C) x NY) + UVB

                           where:

                           "ALL" is the sum of the number of shares of the Company's common stock or, if applicable, phantom shares of such stock by whatever term it is described allocated to the Executive's accounts under all qualified and non-qualified employee stock ownership plans maintained by the Company or any of its affiliates or subsidiaries during or for the last complete plan year in which the Executive participated in such plans and received such an allocation whether the allocation occurred as a result of contributions made by the Company, the payment by the Company or any of its affiliates or subsidiaries of any loan payments under a leveraged employee stock ownership plan, the allocation of forfeitures under the terms of such plan or as a result of the use of cash or earnings allocated to the Executive's account during such plan year to make loan payments that result in share allocations, provided however, that excluded shall be any shares or phantom shares allocated to the Executive's account under any qualified and non-qualified employee stock ownership plans maintained by the Company or any of its affiliates or subsidiaries solely as a result of the termination of such plans, provided further, that if the shares allocated are not shares of the Association's common stock or phantom shares of such stock than shares of whatever securities are so allocated shall be utilized, and provided further, that in the event that there shall be any shares or phantom shares allocated during the then current plan year or the last complete plan year to the Executive's account under any qualified and non-qualified employee stock ownership plans maintained by the Association or any of its affiliates or subsidiaries solely as a result of the termination of such plans, the ALL shall be reduced (but not to an amount less than zero (0)) by an amount calculated


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

                           by multiplying the number of shares or phantom shares allocated to the Executive's account solely as a result of the termination of such plans times the FMV utilized to calculate the ESOPSP;

                           "C" is the sum of all cash allocated to the Executive's accounts under all qualified and non-qualified employee stock ownership plans maintained by the Company during or for the last complete plan year in which the Executive participated in such plans whether the allocation occurred as a result of contributions made by the Company, the payment by the Company or the Association of any loan payments under a leveraged employee stock ownership plan or the allocation of forfeitures under the terms of such plan during such plan year;

                           "FMV" is the closing price of the Company's common stock on The Nasdaq Stock Market or on whatever other stock exchange or market such stock is publicly traded on the date the Executive's employment terminates or, if such day is not a day on which such securities are traded, on the most recent preceding trading day on which a trade occurs, provided however that if the security allocated to the Executive's account during the last completed plan year is other than the Company's common stock the closing price of such other security on the date the Executive's employment terminates shall be utilized.

                           "NY" is the Remaining Unexpired Employment Period expressed as a number of years (rounded, if such period is not a whole number, to the next highest whole number); and

                           "UVB" is the actual balance credited to the Executive's account under the applicable plan at the date of his or her termination of employment that is not vested and does not become vested as a consequence of such termination of employment.

                  (vii) within thirty (30) days following the Executive's termination of employment with the Company, the Company shall make a lump sum payment to the Executive in an amount equal to the estimated potential annual bonuses or incentive compensation that the Executive could have earned if the Executive had continued working for the Company during the Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company (the "Bonus Severance Payment"). The Bonus Severance Payment shall be computed using the following formula:

                                    BSP = (BS x TIO x AP x NY)



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                           where:

                           "BSP" is the amount of the Bonus Severance Payment, before the deduction of applicable federal, state and local withholding taxes;

                           "BS" is the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company;

                           "TIO" is the highest target incentive opportunity (expressed as a percentage of base salary) established by the Compensation Committee of the Board for the Executive pursuant to the Astoria Financial Corporation Executive Officer Annual Incentive Plan during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company;

                           "AP" is the highest award percentage available to the Executive with respect to the financial performance of the Company (expressed as a percentage of the TIO) established by the Compensation Committee of the Board for the Executive pursuant to the Astoria Financial Corporation Executive Officer Annual Incentive Plan during the period during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company; and

                           "NY" is the Remaining Unexpired Employment Period expressed as a number of years (rounded, if such period is not a whole number, to the next highest whole number).

                  (viii)   at the election of the Company made within thirty
                           (30) days following the Executive's termination of employment with the Company, upon the surrender of options or appreciation rights issued to the Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Company, a lump sum payment (the "Option Surrender Payment"). The Option Surrender Payment shall be calculated as follows:

                                    OSP     =        (FMV - EP) x N

                           where:

                           "OSP" is the amount of the Option Surrender Payment, before the deduction of applicable federal, state and local withholding taxes;

                           "FMV" is the closing price of the Company's common stock on The Nasdaq Stock Market, or on whatever other stock exchange or market such stock is publicly traded, on the date the Executive's employment terminates or, if such day is not a day on which such securities are traded, on the most recent preceding trading day on which a trade occurs, provided however that if the option or stock appreciation right is for a security other than the Company's common stock, the fair market value of a share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment shall be utilized;

                           "EP" is the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; and

                           "N" is the number of shares with respect to which options or appreciation rights are being surrendered.

                           For purposes of determining the Option Severance Payment and for purposes of determining the Executive's right following his or her termination of employment with the Company to exercise any options or appreciation rights not surrendered pursuant hereto, the Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Company, even if he or she is not vested under such plan or program;

                  (ix)     at the election of the Company made within thirty
                           (30) days following the Executive's termination of employment with the Company, upon the surrender of any shares awarded to the Executive under any restricted stock plan maintained by, or covering employees of, the Company, a lump sum payment (the "RRP Surrender Payment") The RRP Surrender Payment shall be calculated as follows:

                                    RSP     =        FMV x N

                           where:

                           "RSP" is the amount of the RRP Surrender Payment, before the deduction of applicable federal, state and local withholding taxes;

                           "FMV" is the closing price of the Company's common stock on The Nasdaq Stock Market, or on whatever other stock exchange or market such stock is publicly traded, on the date the Executive's employment terminates or, if such day is not a day on which such securities are traded, on the preceding trading day on which a trade occurs, provided however that if the restricted stock is a security other than the Company's common stock, the fair market value of a share of stock of the same class as the stock granted under such plan, determined as of the date of termination of employment shall be utilized; and

                           "N" is the number of shares which are being surrendered.

                           For purposes of determining the RRP Surrender Payment and for purposes of determining the Executive's right following his or her termination of employment with the Company to any stock not surrendered pursuant hereto, the Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Company, even if he or she is not vested under such plan.

                  The Salary Severance Payment, the DB Severance Payment, the Defined Contribution Severance Payment, the Bonus Severance Payment, the Option Surrender Payment and the RRP Surrender Payment shall be computed at the expense of the Company by an attorney of the firm of Thacher Proffitt & Wood, Two World Trade Center, New York, New York 10048 or, if such firm is unavailable or unwilling to perform such calculation, by a firm of independent certified public accountants selected by the Executive and reasonably satisfactory to the Company (the "Computation Advisor"). The determination of the Computation Advisor as to the amount of such payments shall be final and binding in the absence of manifest error.

                  The Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this Section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Company and the Executive further agree that the Company may condition the payment of the Salary Severance Payment, the DB Severance Payment, the Defined Contribution Severance Payment, the Bonus Severance Payment, the Option Surrender Payment and the RRP Surrender Payment on the receipt of the Executive's resignation from any and all positions which he or she holds as an officer, director or committee member with respect to the Company, the Association or any subsidiary or affiliate of either of them.

         Section 10. Termination without Additional Company Liability.

         (a) In the event that the Executive's employment with the Company shall terminate during the Employment Period on account of:

                  (i) the discharge of the Executive for Cause, which, for purposes of this Agreement shall mean:

                           (A) the Executive intentionally engages in dishonest conduct in connection with the Executive's performance of services for the Company resulting in the Executive's conviction of a felony;

                           (B) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude;

                           (C) the Executive willfully fails or refuses to perform the Executive's duties under this Agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Company;

                           (D) the Executive breaches the Executive's fiduciary duties to the Company for personal profit;

                           (E) the Executive's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with the Executive's performance of services for the Company; or

                           (F) the Executive's material breach of any material provision of this Agreement which is not substantially cured within 60 days after written notice of such breach is received by the Executive from the Company.

                  (ii) the Executive's voluntary resignation from employment with the Company for reasons other than those specified in Section 9(a) or 11(b);

                  (iii)    the Executive's death;

                  (iv)     a determination that the Executive is Disabled;

                  (v) the Executive's termination of employment for any reason at or after attainment of mandatory retirement age under the Company's mandatory retirement policy for executive officers in effect as of the date of this Agreement;

                  then the Company, except as otherwise specifically provided herein, shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his or her death, to his or her estate) of the amounts or benefits provided in Section 9(b)(i) and (ii) of this Agreement (the "Standard Termination

                  Entitlements").

         (b) For purposes of Section 10(a)(i), no act or failure to act, on the part of the Executive, shall be considered "intentional" or "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Except as specifically provided below, the cessation of employment of the Executive shall not be deemed to be for Cause within the meaning of Section 10(a)(i) unless and until:

                  (i) the Board, by the affirmative vote of 75% of its entire membership, determines that the Executive is guilty of the conduct described in Section 10(a)(i) above measured against standards generally prevailing at the relevant time in the savings and community banking industry;

                  (ii) prior to the vote contemplated by Section 10(b)(i), the Board shall provide the Executive with notice of the Company's intent to discharge the Executive for Cause, detailing with particularity the facts and circumstances which are alleged to constitute Cause (the "Notice of Intent to Discharge"); and

                  (iii) after the giving of the Notice of Intent to Discharge and before the taking of the vote contemplated by
                           Section 10(b)(i), the Executive, together with the Executive's legal counsel, if the Executive so desires, are afforded a reasonable opportunity to make both written and oral presentations before the Board for the purpose of refuting the alleged grounds for Cause for the Executive's discharge; and

                  (iv) after the vote contemplated by Section 10(b)(i), the Company has furnished to the Executive a notice of termination which shall specify the effective date of the Executive's termination of employment (which shall in no event be earlier than the date on which such notice is deemed given) and include a copy of a resolution or resolutions adopted by the Board, certified by its corporate secretary, authorizing the termination of the Executive's employment with Cause and stating with particularity the facts and circumstances found to constitute Cause for the Executive's discharge (the "Final Discharge Notice").

                  If the Executive, during the 90 (ninety) day period commencing on the delivery by the Company to the Executive of the Notice of Intent to Discharge specified in Section 10(b)(ii), resigns his or her employment with the Company prior to the delivery to the Executive by the Company of the Final Discharge Notice specified in Section 10(b)(iv), then the cessation of employment of the Executive shall be deemed to be for Cause.

                  Following the giving of a Notice of Intent to Discharge, the Bank may temporarily suspend the Executive's duties and authority and, in such event, may also suspend the payment of salary and other cash compensation, but not the Executive's participation in retirement, insurance and other employee benefit plans. If the Executive is not discharged or is discharged without Cause within forty-five (45) days after the giving of a Notice of Intent to Discharge, payments of salary and cash compensation shall resume, and all payments withheld during the period of suspension shall be promptly restored. If the Executive is discharged with Cause not later than forty-five (45) days after the giving of the Notice of Intent to Discharge, all payments withheld during the period of suspension shall be deemed forfeited and shall not be included in the Standard Termination Entitlements. If a Final Discharge Notice is given later than forty-five (45) days, but sooner than ninety (90) days, after the giving of the Notice of Intent to Discharge, all payments made to the Executive during the period beginning with the giving of the Notice of Intent to Discharge and ending with the Executive's discharge with Cause shall be retained by the Executive and shall not be applied to offset the Standard Termination Entitlements. If the Bank does not give a Final Discharge Notice to the Executive within ninety (90) days after giving a Notice of Intent to Discharge, the Notice of Intent to Discharge shall be deemed withdrawn and any future action to discharge the Executive with Cause shall require the giving of a new Notice of Intent to Discharge. If the Executive resigns pursuant to
                  Section 10(b), the Executive shall forfeit his or her right to suspended amounts that have not been restored as of the date of the Executive's resignation or notice of resignation, whichever is earlier.

         (c) The Company may terminate the Executive's employment on the basis that the Executive is Disabled during the Employment Period upon a determination by the Board, by the affirmative vote of 75% of its entire membership, acting in reliance on the written advice of a medical professional acceptable to it, that the Executive is suffering from a physical or mental impairment which, at the date of the determination, has prevented the Executive from performing the Executive's assigned duties on a substantially full-time basis for a period of at least one hundred and eighty (180) days during the period of one (1) year ending with the date of the determination or is likely to result in death or prevent the Executive from performing the Executive's assigned duties on a substantially full-time basis for a period of at least one hundred and eighty (180) days during the period of one (1) year beginning with the date of the determination. In such event:

                  (A) The Company shall pay and provide the Standard Termination Entitlements to the Executive;

                  (B) In addition to the Standard Termination Entitlements, the Company shall continue to pay to the Executive the Executive's base salary, at the annual rate in effect for the Executive immediately prior to the termination of the Executive's employment, during a period ending on the earliest of:

                           (I)      the expiration of one hundred and eighty
                                    (180) days after the date of termination of the Executive's employment;

                           (II) the date on which long-term disability insurance benefits are first payable to the Executive under any long-term disability insurance plan covering the Executive; or

                           (III)    the date of the Executive's death.

                  A termination of employment due to Disability under this Section shall be effected by a notice of termination given to the Executive by the Company and shall take effect on the later of the effective date of termination specified in such notice or, if no such date is specified, the date on which the notice of termination is deemed given to the Executive.


         Section  11. Termination Upon or Following a Change of Control.

         (a) A Change of Control of the Company ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                           (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                           (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) at least 51 % of the securities
                                    entitled to vote generally in the election of directors of the Company;

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

                  (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution;

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:

                           (A) individuals who were members of the Board on the date of this Agreement; or

                           (B) individuals who first became members of the Board after the date of this Agreement either:

                                    (I)     upon election to serve as a member
                                            of the Board by affirmative vote of
                                            three-quarters of the members of
                                            such Board, or of a nominating
                                            committee thereof, in office at the
                                            time of such first election; or

                                    (II)    upon election by the stockholders of
                                            the Company to serve as a member of
                                            the Board, but only if nominated for
                                            election by affirmative vote of
                                            three-quarters of the members of the
                                            Board, or of a nominating committee
                                            thereof, in office at the time of
                                            such first nomination;

                                    provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board; or

                  (v) any event which would be described in Section 11(a)(i), (ii), (iii) or (iv) if the term "Association" were substituted for the term "Company" therein or the term "Board of Directors of the Association" were substituted for the term "Board".

                  In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Association, or an affiliate or subsidiary of either of them, by the Company, the Association, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 11 (a), the term "person" shall have the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

         (b) In the event of a Change of Control, the Executive shall be entitled to the payments and benefits contemplated by Section 9(b) in the event of his or her termination of employment with the Company under any of the circumstances described in
                  Section 9(a) of this Agreement or under any of the following circumstances:

                  (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period within six
                           (6) months following his or her demotion, loss of title, office or significant authority or responsibility or following any reduction in any element of his or her package of compensation and benefits;

                  (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period within six
                           (6) months following any relocation of his or her principal place of employment or any change in working conditions at such principal place of employment which the Executive, in his or her reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse;

                  (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period within six
                           (6) months following the failure of any successor to the Company in the Change of Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Company which is at least as favorable to him or her; or

                  (iv) resignation, voluntary or otherwise, for any reason whatsoever during the Employment Period within six months following the effective date of the Change of Control.

         Section 12.       Tax Indemnification.

         (a) This Section 12 shall apply if the Executive's employment is terminated upon or following:

                  (i) a Change of Control (as defined in Section 11 of this Agreement); or

                  (ii) a change "in the ownership or effective control" of the Company or the Association or "in the ownership of a substantial portion of the assets" of the Company or the Association within the meaning of
                           Section 28OG of the Code.

                  If this Section 12 applies, then, if for any taxable year, the Executive shall be liable for the payment of an excise tax under Section 4999 of the Code with respect to any payment in the nature of compensation made by the Company, the Association or any direct or indirect subsidiary or affiliate of the Company or the Association to (or for the benefit of) the Executive, the Company shall pay to the Executive an amount intended to indemnify the Executive against the financial effects of the excise tax imposed on excess parachute payments under Section 28OG of the Code (the "Tax Indemnity Payment"). The Tax Indemnity Payment shall be determined under the following formula:

                                                        E x P
                        TIP      =     ----------------------------------------

                                       1 - (( FI x ( 1 - SLI )) + SLI + E + M )


                  where:

                  "TIP" is the Tax Indemnity Payment, before the deduction of applicable federal, state and local withholding taxes;

                  "E" is the percentage rate at which an excise tax is assessed under Section 4999 of the Code;

                  "P" is the amount with respect to which such excise tax is assessed, determined without regard to any amount payable pursuant to this Section 12;

                  "FI" is the highest marginal rate of income tax applicable to the Executive under the Code for the taxable year in question;

                  "SLI" is the sum of the highest marginal rates of income tax applicable to the Executive under all applicable state and local laws for the taxable year in question; and

                  "M" is the highest marginal rate of Medicare tax applicable to the Executive under the Code for the taxable year in question.

         (b) The computation of the Tax Indemnity Payment shall be made at the expense of the Company by the Computation Advisor and shall be based on the following assumptions:

                  (i) that a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of the assets of the Association or the Company has occurred within the meaning of Section 28OG of the Code (a "28OG Change of Control");

                  (ii) that all direct or indirect payments made to or benefits conferred upon the Executive on account of the Executive's termination of employment are "parachute payments" within the meaning of Section 28OG of the Code; and

                  (iii) that no portion of such payments is reasonable compensation for services rendered prior to the Executive's termination of employment.

         (c) With respect to any payment that is presumed to be a parachute payment for purposes of Section 28OG of the Code, the Tax Indemnity Payment shall be made to the Executive on the earlier of the date the Company, the Association or any direct or indirect subsidiary or affiliate of the Company or the Association is required to withhold such tax or the date the tax is required to be paid by the Executive, unless, prior to such date, the Company delivers to the Executive the written opinion (the "Opinion Letter"), in form and substance reasonably satisfactory to the Executive, of the Computation Advisor or, if the Computation Advisor is unable to provide such opinion, of an attorney or firm of independent certified public accountants selected by the Company and reasonably satisfactory to the Executive, to the effect that the Executive has a reasonable basis on which to conclude that:

                  (i)      no 28OG Change in Control has occurred, or

                  (ii) all or part of the payment or benefit in question is not a parachute payment for purposes of Section 28OG of the Code, or

                  (iii) all or a part of such payment or benefit constitutes reasonable compensation for services rendered prior to the 28OG Change of Control, or

                  (iv) for some other reason which shall be set forth in detail in such letter, no excise tax is due under
                           Section 4999 of the Code with respect to such payment or benefit.

                  If the Company delivers an Opinion Letter, the Computation Advisor shall re-compute, and the Company shall make, the Tax Indemnity Payment, if any, in reliance on the information contained in the Opinion Letter.

         (d) In the event that the Executive's liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to be different than the amount with respect to which the Tax Indemnity Payment is made, the Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made pursuant to Sections 12(a) and 12(c), when increased by the amount of the payment made to the Executive pursuant to this Section 12(d), or when reduced by the amount of the payment made to the Company pursuant to this
                  Section 12(d), equals the amount that should have properly been paid to the Executive under Sections 12(a) and 12(c). The interest paid to the Company under this Section 12(d) shall be determined at the rate provided under Section 1274(b)(2)(B) of the Code. The payment made to the Executive shall include such amount of interest as is necessary to satisfy any interest assessment made by the Internal Revenue Service and an additional amount equal to any monetary penalties assessed by the Internal Revenue Service on account of an underpayment of the excise tax. To confirm that the proper amount, if any, was paid to the Executive under this Section 12, the Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service. Nothing in this Agreement shall give the Company any right to control or otherwise participate in any action, suit or proceeding to which the Executive is a party as a result of positions taken on the Executive's federal income tax return with respect to the Executive's liability for excise taxes under Section 4999 of the Code.

         (e) The provisions of this Section 12 are designed to reflect the provisions of applicable federal, state and local tax laws in effect on the date of this Agreement. If, after the date hereof, there shall be any change in any such laws, this
                  Section 12 shall be modified in such manner as the Executive and the Company may mutually agree upon if and to the extent necessary to assure that the Executive is fully indemnified against the economic effects of the tax imposed under Section 4999 of the Code or any similar federal, state or local tax.

         Section 13.       Covenant Not To Compete.

         The Executive hereby covenants and agrees that, in the event of his or her termination of employment with the Company prior to the expiration of the Employment Period, for a period of one (1) year following the date of his or her termination of employment with the Company (or, if less, for the Remaining Unexpired Employment Period), the Executive shall not, without the written consent of the Company, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity, that entails working in any city, town or county in which the Association or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of the Executive's termination of employment; provided, however, that this
Section 13 shall not apply if the Executive's employment is terminated for the reasons set forth in Section 9(a); and provided, further, that if the Executive's employment shall be terminated on account of Disability as provided in Section 10(c) of this Agreement, this Section 13 shall not prevent the Executive from accepting any position or performing any services if:

         (a) he or she first offers, by written notice, to accept a similar position with or perform similar services for the Company on substantially the same terms and conditions and

         (b) the Company declines to accept such offer within ten (10) days after such notice is given.

         Section 14.       Confidentiality.

         Unless the Executive obtains the prior written consent of the Company, the Executive shall keep confidential and shall refrain from using for the benefit of the Executive or any person or entity other than the Company, any entity which is a subsidiary of the Company or any entity which the Company is a subsidiary of, any material document or information obtained from the Company, or from its affiliates or subsidiaries, in the course of the Executive's employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his or her own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this Section 14 shall prevent the Executive, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

         Section 15.       Solicitation.

         The Executive hereby covenants and agrees that, for a period of one (1) year following the Executive's termination of employment with the Company, he or she shall not, without the written consent of the Company, either directly or indirectly:

         (a) solicit, offer employment to or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Association or any affiliate or subsidiary of ether of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business in any city, town or county in which the Association or the Company has an office or has filed an application for regulatory approval to establish an office;

         (b) provide any information, advice or recommendation with respect to any such officer or employee to any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business in any city, town or county in which the Association or the Company has an office or has filed an application for regulatory approval to establish an office that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Association, or any affiliate or subsidiary of either of them, to terminate his or her employment and accept employment, become affiliated with or provide services for compensation in any capacity whatsoever to any such savings bank, savings and loan association, bank, bank holding company, savings and loan holding company or other institution engaged in the business of accepting deposits and making loans; or

         (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company, the Association, or any affiliate or subsidiary of either of them to terminate an existing business or commercial relationship with the Company, the Association, or any affiliate or subsidiary of either of them.

         Section 16.       No Effect on Employee Benefit Plans or Programs.

         The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company from time to time.

         Section 17.       Successors and Assigns.

         This Agreement will inure to the benefit of and be binding upon the Executive, his or her legal representatives and testate or intestate distributees, and the Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company's obligations under this Agreement at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

         Section 18.       Notices.

         Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

         If to the Executive:

         George L. Engelke, Jr.
         83 Chelsea Road
         Garden City, New York 11530

         If to the Company:

         Astoria Financial Corporation
         One Astoria Federal Plaza
         Lake Success, New York 11042-1085

         Attention: General Counsel

         with a copy to:

         Thacher Proffitt & Wood
         Two World Trade Center
         New York, New York 10048

         Attention:        W. Edward Bright, Esq.

         Section 19.  Indemnification for Attorneys' Fees.

         The Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved, as a result of his or her efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that in the case of any action, suit or proceeding instituted prior to a Change of Control, the Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

         Section 20.       Severability.

         A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

         Section 21.       Waiver.

         Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         Section 22.       Counterparts.

         This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

         Section 23.       Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

         Section 24.       Headings and Construction.

         The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

         Section 25.       Entire Agreement: Modifications.

         This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         Section 26.       Guarantee.

         The Company hereby agrees to guarantee the payment by the Association of any benefits and compensation to which the Executive is or may be entitled to under the terms and conditions of the Amended and Restated Employment Agreement dated as of the lst day of January, 2000 between the Association and the Executive.

         Section 27.       Non-duplication.

         In the event that the Executive shall perform services for the Association or any other affiliate or subsidiary of the Company, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company and all of its affiliates and subsidiaries.

         Section 28.       Survival.

         The provisions of any sections of this Agreement which by its terms contemplates performance after the expiration or termination of this Agreement (including, but not limited to, Sections 6, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 21, 26, 27, 29, 30 and 31) shall survive the expiration of the Employment Period or termination of this Agreement.

         Section 29.       Equitable Remedies.

         The Company and the Executive hereby stipulate that money damages are an inadequate remedy for violations of Sections 6(a), 13, 14 or 15 of this Agreement and agree that equitable remedies, including, without limitations, the remedies of specific performance and injunctive relief, shall be available with respect to the enforcement of such provisions.

         Section 30.       Required Regulatory Provisions.

         Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section1828(k), and any regulations promulgated thereunder.

         Section 31.       No Offset or Recoupment; No Attachment.

         The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations under this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or any of its affiliates or subsidiaries may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         Section 32.       LISB Transaction.

         The Executive hereby waives any claim the Executive may have pursuant to his or her Employment Agreements each dated January 1, 1996 with the Company and the Association, respectively, that the acquisition by and the merger of Long Island Bancorp, Inc. and The Long Island Savings Bank, FSB with and into the Company and the Association, respectively, constituted a "change of control" of the Company or the Association as defined in such Employment Contracts.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Executive has hereunto set his or her hand, all as of the day and year first above written.


ATTEST:



/S/ William K. Sheerin
William K. Sheerin


[Seal]

ASTORIA FINANCIAL CORPORATION



By: /S/ Gerard C. Keegan
Name:    Gerard C. Keegan
Title:   Vice Chairman and Chief Administrative Officer



/S/ George L. Engelke, Jr.
GEORGE L. ENGELKE, JR.

STATE OF NEW YORK )
                  )       ss.:
COUNTY OF NASSAU  )

         On this 20 day of March, 2000, before me, the undersigned, personally appeared George L. Engelke, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                               /S/ Anna Knice
                                               Notary Public

                                               Anna Knice
                                               Notary Public, State of New York
                                               No. 4980431
                                               Qualified in Suffolk County
                                               Commission Expires April 22, 2001

STATE OF NEW YORK )
                  )       ss.:
COUNTY OF NASSAU  )

         On this 20 day of March, 2000, before me, the undersigned, personally appeared Gerard C. Keegan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                               /S/ Anna Knice
                                               Notary Public

                                               Anna Knice
                                               Notary Public, State of New York
                                               No. 4980431
                                               Qualified in Suffolk County
                                               Commission Expires April 22, 2001